Exhibit 5.1

October 13, 2021

Transcat, Inc.
35 Vantage Point Dr.
Rochester, NY 14624

Re: Transcat, Inc.

Ladies and Gentlemen:

I have acted as General Counsel to Transcat, Inc. I have examined the Registration Statement on Form S-8 (the “Registration Statement”) of Transcat, Inc., an Ohio corporation (the “Company”), filed on October 13, 2021 with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering by the Company of up to 898,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), available for issuance under the Company Amended and Restated 2021 Long-Term Incentive Plan (as amended, the “2021 Plan”).

Pursuant to the terms of the Company’s Long-Term Incentive Plan (the “2021 Plan”), the following shares of common stock of the Company, par value $0.01 per share (“Common Stock”), will be issuable under the 2021 Plan: (i) the number of shares of Common Stock remaining available for issuance under the 2021 Plan on October 13, 2021, and (ii) the number of shares of Common Stock subject to any award outstanding under the 2021 Plan as of October 13, 2021 that after such date is not issued because such award is forfeited, terminates, expires or otherwise lapses without being exercised (to the extent applicable), or is settled in cash (items (i) and (ii), the “Rollover Shares”).

I have examined the Registration Statement to be filed with the Commission pursuant to the Securities Act, in connection with the offering by the Company of such Rollover Shares under the 2021 Plan.

In arriving at the opinion expressed below, I have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the 2021 Plan and such other documents, corporate records of the Company, certificates of officers of the Company and of public officials and other documents as we have deemed necessary or advisable to enable us to render this opinion. In my examination, I have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. I have also assumed that there are no agreements or understandings between or among the Company and any participants in the 2021 Plan that would expand, modify or otherwise affect the terms of the 2021 Plan or the respective rights or obligations of the participants thereunder. Finally, I have assumed the accuracy of all other information provided to us by the Company during the course of our investigations, on which we have relied in issuing the opinion expressed below.

Based upon the foregoing examination and in reliance thereon, and subject to the qualifications, assumptions and limitations stated herein and in reliance on the statements of fact contained in the documents that I have examined, I am of the opinion that the Rollover Shares, when issued and sold in accordance with the terms set forth in the 2021 Plan and against payment therefor, and when the Registration Statement has become effective under the Securities Act, will be validly issued, fully paid and non-assessable.

I render no opinion herein as to matters involving the laws of any jurisdiction other than the Ohio General Corporation Law. This opinion is limited to the effect of the current state of the laws of the State of Ohio and the facts as they currently exist. I assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts. I express no opinion regarding any state securities laws or regulations.

I consent to the filing of this opinion as an exhibit to the Registration Statement. In giving these consents, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ James M. Jenkins

James M. Jenkins
General Counsel
Vice President of Corporate Development and Corporate Secretary